SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 24, 2001


                            PRINCETON MINING COMPANY
             (Exact name of registrant as specified in its charter)


            IDAHO                                                82-6008727
 (State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                                   001-04026
                            (Commission File Number)


    111 South Main Street, Suite 127
              Grapevine, TX                                        76051
(Address of principal executive offices)                         (Zip Code)


                                  817-410-5762
              (Registrant's telephone number, including area code)
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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     On April 24, 2001, a change in control of Princeton Mining Company occurred pursuant to a Stock Purchase Agreement regarding the sale of 6,250,000 shares of common stock, which represented 65.3% of the total issued and outstanding shares of the Company.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On April 24, 2001, Princeton Mining Company acquired 100% of the issued and outstanding shares of Brittany Enterprises, Inc. in consideration for 18,000,000 newly issued common shares of Princeton Mining Company.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

     None.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     None.

ITEM 5. OTHER EVENTS.

     The Company has changed its principal offices to 1111 South Main Street, Suite 127, Grapevine, TX 76051, telephone 817-410-5762, facsimile: 817-410-5763.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTOR'S

     On April 24, 2001, the Company accepted the resignations of H. James Magnuson, R.M. MacPhee, Dale B. Lavigne, and Donald H. Grismer. Dennis O'Brien remained as a Director. The new Board of Directors consists of Randy Howell and Mr. O'Brien.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of Business Acquired.

     To be filed by amendment no later than 60 days from the date of this report.

     (b) Pro Forma Financial Information of the Merged Companies.

     To be filed by amendment no later than 60 days from the date of this report.

     (c) Exhibits.

          1. Stock Purchase Agreement dated April 24, 2001 regarding the change in control of Princeton Mining Company.

          2. Stock Purchase Agreement dated April 24, 2001 regarding the acquisition of Brittany Enterprises, Inc.

ITEM 8. CHANGE IN FISCAL YEAR

     None.

ITEM 9. REGULATION FD DISCLOSURE

     None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2001                      Princeton Mining Company


                                          By: /s/ Dennis O'Brien
                                              ----------------------------------
                                              Dennis O'Brien, Director